                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

2002

                                                 Income (Loss)      Shares       Per Share
(in thousands, except per share amounts)          (Numerator)    (Denominator)     Amount
                                                 -------------   -------------   ---------
Basic EPS:
Net income from continuing operations              $ 42,138         25,301        $   1.67
Net (loss) from discontinued operations                (169)        25,301           (0.01)
                                                   --------                       --------
Net income available to common stockholders        $ 41,969         25,301        $   1.66
                                                   ========         ======        ========

Effect of dilutive securities:
Restricted stock                                         --            796
8.75% convertible subordinated debentures               143            363
Stock options                                            --            359
Deferred shares                                          --            103
                                                   --------         ------

Diluted EPS:
Income from continuing operations                  $ 42,281         26,922        $   1.57
Net (loss) from discontinued operations                (169)        26,922           (0.01)
                                                   --------                       --------
Income available to common stockholders
  and assumed conversions                          $ 42,112         26,922        $   1.56
                                                   ========         ======        ========

2001

                                                 Income (Loss)      Shares       Per Share
(in thousands, except per share amounts)          (Numerator)    (Denominator)     Amount
                                                 -------------   -------------   ---------
Basic EPS:
Net income from continuing operations              $ 26,318         24,583        $   1.07
Net (loss) from discontinued operations                (625)        24,583           (0.02)
                                                   --------                       --------
Net income available to common stockholders        $ 25,693         24,583        $   1.05
                                                   ========         ======        ========

Effect of dilutive securities:
Restricted stock                                         --            769
8.75% convertible subordinated debentures               220            540
Stock options                                          (141)           469
Deferred shares                                          --             63
                                                   --------         ------

Diluted EPS:
Income from continuing operations                  $ 26,397         26,424        $   1.00
Net (loss) from discontinued operations                (625)        26,424           (0.02)
                                                   --------                       --------
Income available to common stockholders
  and assumed conversions                          $ 25,772         26,424        $   0.98
                                                   ========         ======        ========

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

2000

                                                 Income (Loss)      Shares       Per Share
(in thousands, except per share amounts)          (Numerator)    (Denominator)     Amount
                                                 -------------   -------------   ---------
Basic EPS:
Net income from continuing operations              $ 26,686         24,907        $   1.07
Net (loss) from discontinued operations                (151)        24,907              --
                                                   --------                       --------
Net income available to common stockholders        $ 26,535         24,907        $   1.07
                                                   ========         ======        ========

Effect of dilutive securities:
Restricted stock                                         --            752
8.75% convertible subordinated debentures               250            649
Stock options                                           (18)           210
Deferred shares                                          --             54
                                                   --------         ------

Diluted EPS:
Income from continuing operations                  $ 26,918         26,572        $   1.01
Net (loss) from discontinued operations                (151)        26,572              --
                                                   --------                       --------
Income available to common stockholders
  and assumed conversions                          $ 26,767         26,572        $   1.01
                                                   ========         ======        ========